Exhibit 99.1

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Avista Chairman and CEO Scott L. Morris Announces Retirement Date, will remain chair of the Board of Directors
Dennis P. Vermillion named CEO

SPOKANE, Wash. – May 13, 2019, 1:05 p.m. PDT: Avista Corp. (NYSE: AVA) Chairman of the Board and Chief Executive Officer Scott L. Morris announced to the company’s board of directors that he will retire from the company effective March 1, 2020. Morris will serve as the executive chairman of the board of directors until his retirement date, but will transition his duties as CEO to Avista President Dennis P. Vermillion, who was elected CEO by the company’s board of directors, effective Oct. 1, 2019. Morris will serve as the non-executive chairman of the board following his retirement. Vermillion will continue to serve on Avista’s board of directors.

“We have been diligent and deliberate in the succession planning for our company over the years,” said Morris. Dennis has clearly demonstrated his commitment to this company, our employees, our communities and our shareholders, and I have every confidence in his ability to successfully lead Avista into the future. His deep leadership experience and extensive expertise in all aspects of the company positions him well to build on his current leadership role and shape the next evolution of the company.”

Morris has had a remarkable career in the utility industry. He joined the company in 1981 and began his career in the utility marketing division. From there, and over the course of his career, he served in leadership roles across the company and across Avista’s service area, which took him from Spokane, Wash, to Lewiston, Id., to Medford, Ore. and back again to Spokane. He served as general manager for Avista’s Oregon and California utility business from 1991 through 2000, when he was named president of Avista Utilities. Morris was named senior vice president of Avista Corp. in 2002, president and COO in 2006 and has served as CEO and Chairman since 2008.

A spirit of service has been a hallmark of Morris’ career. Throughout his time at Avista, he earned the trust and confidence of his peers, colleagues and employees. Morris’ leadership efforts have embodied his commitment to cultivating a strong, innovative and dynamic company, with a people-first culture, that continues to strengthen and drive the economic vitality of the communities it serves.

Delivering shareholder value
Under Morris’ guidance, Avista grew its position as a solid investment. He facilitated the turnaround and growth of subsidiary company Ecova to over $200 million in annual revenue and sold the company to Engie in 2014 for $335 million, with the company and the jobs remaining in Spokane. He led the strategic acquisition of Alaska Electric Light and Power Company in 2014, which expanded the company’s operations into Alaska as well as the divestiture of non-core businesses, creating superior value for shareholders. Additionally, the dividend increased each year Morris served as the CEO.

Enhancing operational excellence and customer service
Operationally, Morris directed the significant investments in utility infrastructure over the last decade to strengthen the electric and natural gas systems, increase efficiency and ensure Avista is well-positioned to serve its customers with safe and reliable energy into the future. This included major capital investments to upgrade and refurbish all eight of the company’s hydroelectric facilities on the Clark Fork and Spokane Rivers, substantial investments in the transmission and distribution system as well as forward-thinking technology investments that are modernizing the grid and building the platform for the utility of the future.

Morris directed company operations with a focus on the environment and honoring the integrity of the natural resources in the areas Avista serves. He drove efforts to acquire and integrate additional renewable energy to serve customers and solidified Avista’s formal commitment to a clean energy goal.

Morris’ strategic and intentional focus on company culture empowered employees to grow, think bigger, innovate and put customers at the center of the business. With this focus on customers, he developed the vision and worked with state regulators and staff to create and implement the Low Income Rate Assistance Program in Washington to assist vulnerable customers in paying their energy bills.

Strengthening community vitality
Morris’ ability to develop and articulate a larger vision, convene the right stakeholders, advocate tirelessly and achieve lasting and impactful results has left an indelible mark on the communities Avista serves and the utility industry.

He has long been a champion of economic development to strengthen communities across the region, and his leadership has been recognized beyond the communities where Avista provides service. He was appointed by state governors to serve in multiple state leadership roles including chairman of the first ever Washington Economic Development Commission, where he helped establish the Economic Development Strategic Reserve Account, chair of Innovate Washington and member of the Oregon Economic Development Commission. He also chaired Washington Roundtable and community chambers of commerce in Spokane and Medford, Or. Morris served on the Seattle branch of the Federal Reserve Board from 2011-2017, and was chair for three of these years.

Morris’ legacy will be sustained through the Avista Foundation, of which he oversaw the creation and served as the first chairman, and which continues to infuse the communities across Avista’s service areas with millions of dollars in the ways their residents need. Through his steadfast commitment to the community, Avista reconnected the community with the Spokane River falls by renovating Huntington Park and provided a long-term home to the Mobius Science Center.

Morris has served on dozens of industry, community and non-profit boards of directors across a variety of sectors and industries. Notably, he chaired Spokane’s annual United Way Campaign for two consecutive years during the great recession. He has been on the Gonzaga University board of trustees since 2004, serving as the chair for the last three years. His commitment to education and a strong higher education sector in Washington went beyond Gonzaga, and his vision and advocacy were integral in securing two medical schools in Spokane.

Under Morris’ direction, Avista played a key role in making Spokane’s university district a reality, setting an example of truly collaborative engagement that hadn’t been done before in the Spokane community. This approach and Morris’ vision have driven other transformational projects and efforts including the smart city collaboration Urbanova, the development of the South Landing and Catalyst project, an EcoDistrict in Spokane, the Health Sciences and Services Authority of Spokane County, and more.

The next step
“I’ve been honored to lead this company and serve alongside exceptional and dedicated employees for nearly 40 years. I’m incredibly proud of what we’ve accomplished together and look forward to continuing my service on the Avista board and watching as this company continues to achieve great outcomes for those it serves. As I look forward to this next step, in addition to continued engagement in the community, watching Gonzaga basketball and more time with my family, I especially want to thank my wife, Liz. She’s been with me every step of the way, and ours is a true partnership,” Morris said.

Dennis Vermillion joined Avista in 1985 and has held various staff and management positions. His experience covers a broad range of activities, including leadership, energy trading and marketing, risk management, scheduling, resource operations, power/transmission contracting, resource planning and coordination, regulatory issues and production cost modeling. Previously, Vermillion served as senior vice president of Avista Corp. and president of Avista Utilities, vice president of energy resources and prior to that, as president and chief operating officer for Avista Energy from February 2001, until its sale in June 2007. Vermillion is a Spokane native and a Washington State University graduate. He currently serves as a board member for Western Energy Institute (WEI), American Gas Association (AGA) and the Avista Foundation.

About Avista
Avista Corp. is an energy company involved in the production, transmission and distribution of energy as well as other energy-related businesses. Avista Utilities is the operating division that provides electric service to 395,000 customers and natural gas to 362,000 customers. Its service territory covers 30,000 square miles in eastern Washington, northern Idaho and parts of southern and eastern Oregon, with a population of 1.6 million. Alaska Energy and Resources Company is an Avista subsidiary that provides retail electric service in the city and borough of Juneau, Alaska, through its subsidiary Alaska Electric Light and Power Company. Avista stock is traded on the New York Stock Exchange under the ticker symbol "AVA."  For more information about Avista, please visit www.myavista.com.

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SOURCE: Avista Corporation